Exhibit 99.1

TPG RE Finance Trust, Inc. Reports Operating Results for the Quarter Ended, June 30, 2020

New York, NY, July 29, 2020 /BusinessWire/ — TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) reported its operating results for the quarter ended June 30, 2020. For the second quarter of 2020, GAAP net income attributable to common stockholders was $40.1 million, net income per diluted common share was $0.52, and book value per common share at June 30, 2020 was $16.55.

SECOND QUARTER 2020 ACTIVITY

•	Generated GAAP net income attributable to common stockholders of $40.1 million, or $0.52 per diluted common share, based on a weighted average share count of 76.6 million common shares.

•

Increased net interest margin to $44.2 million during the three months ending June 30, 2020 compared to $41.8 million for the three months ended June 30, 2019 and $43.3 million for the three months ended March 31, 2020, an increase of $2.4 million, or 5.7%, over the same period of the prior year, and an increase of $0.9 million, or 2.1%, over the prior quarter.

•

Issued and sold, for an aggregate cash purchase price of $225.0 million, 9.0 million shares of 11.0% Series B Cumulative Redeemable Preferred Stock (“Series B Preferred Stock”), and detachable, five-year, net settled warrants to purchase up to 12.0 million shares of TRTX common stock at an exercise price of $7.50 per share, to an investment fund managed by Starwood Capital Group (“SCG”). TRTX may elect to sell to SCG, at any time prior to December 31, 2020, up to 4.0 million shares of Series B Preferred Stock and warrants to purchase 3.0 million shares of TRTX common stock for an additional aggregate purchase price of $100.0 million, which may be issued in two tranches.

•

Declared on June 16, 2020 a dividend per common share of $0.20 which was paid on July 24, 2020 to shareholders of record as of June 26, 2020. Paid on June 30, 2020 a dividend on the Series B Preferred Stock of $2.25 million, or $0.25 per preferred share, for the period from issuance through June 29, 2020.

•

Recorded a reduction in allowance for credit loss of $24.3 million, driven by the reversal of the reserve associated with one loan sold during the second quarter of 2020 of $24.8 million, offset by an increase in the general reserve of $0.5 million.

•	Funded $62.5 million of unfunded commitments in connection with existing loans.

•

Financed on a non-recourse, non-mark-to-market basis, four loans or participation interests therein totaling $64.6 million using available reinvestment capacity in TRTX 2018-FL2 and TRTX 2019-FL3. These reinvestments generated net cash proceeds of $22.5 million after repaying $42.1 million of existing financing. At June 30, 2020, 52.4% of the Company’s financings were without recourse or mark-to-market provisions.

•

Extended secured revolving repurchase and credit agreements with Morgan Stanley Bank, N.A. ($500.0 million commitment through May 4, 2021), Goldman Sachs Bank USA ($250.0 million commitment through August 19, 2021) and Bank of America, N.A. ($200.0 million commitment through September 29, 2021). The latter two facilities include options for future increases in commitments to $500.0 million each.

•	Held at quarter-end cash and cash equivalents of $196.2 million and had undrawn capacity under secured borrowing arrangements of $56.1 million, of which $46.2 million was immediately available.

•	Benefited from LIBOR floors on our loan portfolio with a weighted average LIBOR of 1.67%, approximately 151 basis points higher than one-month LIBOR as of June 30, 2020.

Greta Guggenheim, Chief Executive Officer, commented: “Our focus this quarter was on strengthening our balance sheet and actively managing each of our existing loan positions. The earnings capacity of our portfolio and its attractive net interest margin enabled us to offset unusually high expenses this quarter, many of which were COVID-related. We repaid our credit facilities by $157.7 million, extended the maturity of three facilities, and improved our liquidity position. We remain focused on maximizing shareholder value through these unprecedented times.”

The Company issued a supplemental presentation detailing its second quarter 2020 operating results, which can be viewed at http://investors.tpgrefinance.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a conference call and webcast to review its financial results with investors and other interested parties at 8:30 a.m. ET on Thursday, July 30, 2020. The call will be hosted by Greta Guggenheim, Chief Executive Officer, and Bob Foley, Chief Financial Officer. To participate in the conference call, callers from the United States and Canada should dial +1 (877) 407-9716, and international callers should dial +1 (201) 493-6779, ten minutes prior to the scheduled call time. The webcast may also be accessed live by visiting the Company’s investor relations website at http://investors.tpgrefinance.com/event.

REPLAY INFORMATION

A replay of the conference call will be available after 11:30 a.m. ET on Thursday, July 30, 2020 through 11:59 p.m. ET on Thursday, August 13, 2020. To access the replay, listeners may use +1 (844) 512-2921 (domestic) or +1 (412) 317-6671 (international). The passcode for the replay is 13707047. The recorded replay will be available on the Company’s website for one year after the call date.

ABOUT TRTX

TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset firm TPG. For more information regarding TRTX, visit https://www.tpgrefinance.com/

FORWARD-LOOKING STATEMENTS

The information contained in this earnings release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of the Company; the ultimate geographic spread, severity and duration of pandemics such as the recent outbreak of novel coronavirus (“COVID-19”), actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the Company’s ability to originate loans that are in the pipeline and under evaluation by the Company; and financing needs and arrangements. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward-looking information. Statements, among others, relating to the continuing impact of COVID-19 on the Company’s business, financial condition and results of operations and the Company’s ability to generate future growth and deliver returns are forward-looking statements, and the Company cannot assure you that TRTX will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s views only as of the date of this earnings release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements appearing in this earnings release. The Company does not undertake any obligation to update any forward-looking statements contained in this earnings release as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT

+1 (212) 405-8500

IR@tpgrefinance.com

MEDIA CONTACT

TPG RE Finance Trust, Inc.

Courtney Power

+1 (415) 743-1550

media@tpg.com

3